Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President,	Corporate Communications, Inc.
Chief Financial Officer	(615) 324-7346
Addus HomeCare Corporation	dru.anderson@cci-ir.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES THIRD-QUARTER 2018 FINANCIAL RESULTS

Revenues Grow 26.7% to $137.6 Million

Year-over-Year Net Income Increases 4.0% to $3.5 Million and Adjusted EBITDA Increases 20.2% to $11.6 Million

Company Announces New Senior Secured Credit Facility

Signs Definitive Agreement to Acquire VIP Health Care Services in New York

Jean Rush Named to Board of Directors

Frisco, Texas (November 5, 2018) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the third quarter and nine months ended September 30, 2018.

Net service revenues increased 26.7% for the third quarter to $137.6 million from $108.6 million for the third quarter of 2017. Net income increased 4.0% to $3.5 million for the third quarter of 2018 from $3.4 million for the third quarter last year, while net income per diluted share was $0.28 compared with $0.29. Adjusted net income per diluted share grew 14.3% to $0.48 for the third quarter of 2018 from $0.42 for the third quarter of 2017. Adjusted net income per diluted share for the third quarter of 2018 excludes M&A expenses of $0.11, restructuring charges of $0.02, and stock-based compensation expense of $0.07. For the third quarter of 2017, adjusted net income per diluted share excludes M&A expenses of $0.04, restructuring charges of $0.04, severance and other costs of $0.01, and stock-based compensation expense of $0.04. Adjusted EBITDA increased 20.2% to $11.6 million for the third quarter of 2018 from $9.6 million for the third quarter of 2017. (See page 9 for a reconciliation of all non-GAAP and GAAP financial measures in this news release.)

For the first nine months of 2018, net service revenues increased 20.6% to $378.3 million from $313.8 million for the first nine months of 2017. Net income increased 22.5% to $12.7 million for the first nine months of 2018 from $10.4 million for the first nine months of last year, while net income per diluted share increased 19.1% to $1.06 from $0.89. Adjusted net income per diluted share grew 24.8% to $1.41 for the first nine months of 2018 from $1.13 for the same period in 2017.

Commenting on the results, Dirk Allison, President and Chief Executive Officer, said, “I am pleased with our continued growth as reflected in our financial and operating performance for the third quarter of 2018. Third quarter revenue reflects consistent organic growth, with same-store sales increasing 3.7%, consistent with our target range of 3% to 5%. It also includes the first full quarter of contribution from the Ambercare acquisition completed on May 1, 2018.”

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ADUS Announces Third-Quarter 2018 Financial Results

November 5, 2018

For the third quarter, personal care net service revenues increased 18.0% on growth in billable hours per business day of 15.8% and an increase of 2.0% in revenue per billable hour compared with the third quarter last year. As previously discussed, the Company’s adoption of ASU 2014-09, Accounting for Contracts with Customers, effective as of January 1, 2018, reduced net service revenues by $2.4 million for the third quarter of 2018. This reduction affects the year over year comparability of net service revenues and expense items as a percentage of net service revenues, while not affecting net income, earnings per diluted share, adjusted EBITDA or adjusted earnings per diluted share. As a result of the Ambercare transaction, Addus began reporting revenue in the hospice and home health segments beginning in the second quarter of 2018, in addition to personal care services. As previously announced, the full integration of the acquisitions of Arcadia and Ambercare are expected to be completed by year end.

The Company had cash of $147.5 million and bank debt of $103.2 million at the end of the third quarter of 2018, while availability under its revolving credit facility was $88.6 million. Net cash provided by operating activities was $4.5 million for the third quarter of 2018.

Amended and Restated Credit Facility

The Company also announced today that it has completed a new senior secured credit facility for $269.6 million, which includes a $250.0 million revolver and a $19.6 million delayed draw term loan, replacing the Company’s previous facility. The maturity of the new facility is May 2023, with the delayed draw term loan available for draw through January 31, 2019.

Mr. Allison stated, “Addus is well positioned for continued growth, both organically and through acquisitions. In conjunction with the completion of our new credit facility, we have extinguished our term debt and have the flexibility to draw on our new expanded revolver to support our ongoing acquisition strategy.”

Definitive Agreement to Acquire VIP Health Care Services Personal Care Operations in New York

Following the end of the third quarter, the Company signed a definitive agreement to acquire the assets of VIP Health Care Services, a provider of home care services, headquartered in Richmond Hill, New York. VIP Health Care Services currently serves approximately 1,250 consumers in all five boroughs of New York City, as well as Long Island, Westchester and Rockland Counties. Addus expects to complete the transaction in the first or second quarter of 2019, contingent on the timing of regulatory approval, with funding through the Company’s new credit facility and available cash.

Mr. Allison continued, “We are pleased to announce our definitive agreement to purchase the operations of VIP Health Care Services, which provide extensive personal care coverage in the New York City area that will complement our South Shore operations on Long Island. VIP Health Care Services has annualized revenues of approximately $50 million. Upon completion, we will have combined revenues of over $110.0 million in New York, which is already one of our largest markets. With over 1,500 caregivers operating through six locations in the New York metropolitan area, VIP Health Care Services represents a great strategic fit for Addus, and we are excited about the additional growth opportunities in this important region. As one of the nation’s leading home care providers, we remain confident in our ability to identify additional acquisitions that will continue to enhance our service offering and further extend our market reach.”

New Board Director Appointed

Addus also announced today that it has named Jean Rush to its Board of Directors. Ms. Rush previously served as Executive Vice President-Government Markets for Highmark Inc., one of the nation’s largest health insurance companies, where she oversaw Medicare Advantage, Medicaid and other related business lines. Prior to Highmark, she served in various executive roles with Centene Corporation in operations focused on Medicare, Medicaid and Dual Eligible populations.

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ADUS Announces Third-Quarter 2018 Financial Results

November 5, 2018

Commenting on the announcement, Mr. Allison said, “We are pleased to have Jean join the Company’s Board. She has deep operational experience within health plan operations and administration related to payors such as Medicaid and, importantly, Medicare Advantage. With the addition of personal care services as a supplemental benefit for Medicare Advantage plans beginning in 2019, we view this area as a significant long-term opportunity for Addus, and we will benefit from Jean’s tremendous experience and knowledge as we move into this market.”

Ms. Rush added, “Addus has enjoyed impressive growth as a leader in the home care sector of the healthcare industry with a proven strategy to capitalize on the growing demand for these services. I look forward to working with the other leaders on the Board as we continue to move Addus forward and meet our dual objectives to deliver improved patient care and build shareholder value.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues, which are non-GAAP financial measures. The Company defines adjusted net income per diluted share as net income per diluted share, adjusted for M&A expenses, stock-based compensation expense, restructure charges, severance and other costs, write off of debt issuance costs, interest income from the State of Illinois and gain on sale of ADS. The Company defines adjusted EBITDA as net income before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs, interest income from the State of Illinois and gain on sale of ADS. The Company defines adjusted net service revenues as net service revenues adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income per diluted share to net income per diluted share, a reconciliation of adjusted EBITDA to net income and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, November 6, 2018, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 9776808. A telephonic replay of the conference call will be available through midnight on November 20, 2018, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 9776808.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately three hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” “will,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results

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ADUS Announces Third-Quarter 2018 Financial Results

November 5, 2018

to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, any failure of Illinois to enact a minimum wage offset and/or the timing of any such enactment, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2018, its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 7, 2018, and its Prospectus Supplement filed with the Securities and Exchange Commission on August 16, 2018, which are all available at www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus

Addus is a provider of home care services that include, primarily, personal care services that assist with activities of daily living, as well as hospice and home health services. Addus’ consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus currently provides home care services to approximately 39,000 consumers through 156 locations across 24 states. For more information, please visit www.addus.com.

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ADUS Announces Third-Quarter 2018 Financial Results

November 5, 2018

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Income (amounts and shares in thousands, except per share data) (Unaudited)
Income Statement Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net service revenues	$137,631	$108,592	$378,315	$313,758
Cost of service revenues	100,926	79,539	277,985	228,877

Gross profit	36,705	29,053	100,330	84,881
	26.7%	26.8%	26.5%	27.1%
General and administrative expenses	28,218	19,359	76,084	57,239
Gain on sale of adult day service centers	—	—	—	(2,065)
Depreciation and amortization	2,535	1,781	6,676	4,811
Provision for doubtful accounts	49	2,106	214	6,208

Total operating expenses	30,802	23,246	82,974	66,193

Operating income from continuing operations	5,903	5,807	17,356	18,688
Total interest expense, net	1,430	840	1,368	3,579
Other non-operating income	—	(64)	—	(165)

Income before income taxes	4,473	5,031	15,988	15,274
Income tax expense	927	1,623	3,287	4,908

Net income	$3,546	$3,408	$12,701	$10,366

Net income per diluted share	$0.28	$0.29	$1.06	$0.89

Weighted average number of common shares outstanding—diluted	12,569	11,631	12,037	11,616

Cash Flow Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$4,515	$53,953	$24,679	$42,578
Net cash (used in) investing activities	(2,260)	(23,737)	(65,731)	(23,108)
Net cash (used in) provided by financing activities	76,005	(401)	134,775	18,205

Net change in cash	78,260	29,815	93,723	37,675
Cash at the beginning of the period	69,217	15,873	53,754	8,013

Cash at the end of the period	$147,477	$45,688	$147,477	$45,688

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ADUS Announces Third-Quarter 2018 Financial Results

November 5, 2018

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Amounts in thousands) (Unaudited)
	September 30,
	2018	2017
Assets
Current assets
Cash	$147,477	$45,688
Accounts receivable, net	106,653	96,335
Prepaid expenses and other current assets	6,935	6,267

Total current assets	261,065	148,290

Property and equipment, net	9,453	7,494

Other assets
Goodwill	134,063	90,603
Intangible assets, net	26,197	16,093
Deferred tax assets	—	3,355
Investment in joint venture	—	900

Total other assets	160,260	110,951

Total assets	$430,778	$266,735

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,737	$4,910
Accrued expenses	52,436	46,942
Current portion of long-term debt, net of debt issuance costs	2,318	3,407
Current portion of contingent earn-out obligation	847	—

Total current liabilities	62,338	55,259

Long-term debt, less current portion, net of debt issuance costs	98,891	40,372
Deferred tax liabilities, net	1,098	—
Other long-term liabilities	641	—

Total long-term liabilities	100,630	40,372

Total liabilities	162,968	95,631

Total stockholders’ equity	267,810	171,104

Total liabilities and stockholders’ equity	$430,778	$266,735

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ADUS Announces Third-Quarter 2018 Financial Results

November 5, 2018

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Net Service Revenues by Segment (Amounts in thousands) (Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Personal Care	$128,094	$108,592	$362,606	$313,758
Hospice	7,116	—	11,765	—
Home Health	2,421	—	3,944	—

Total Revenue	$137,631	$108,592	$378,315	$313,758

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ADUS Announces Third-Quarter 2018 Financial Results

November 5, 2018

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Key Statistical and Financial Data (Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
General
Adjusted EBITDA (in thousands) (1)	$11,551	$9,612	$31,606	$26,137
States served at period end	—	—	24	24
Locations at period end	—	—	156	114
Employees at period end	—	—	33,214	26,407

Personal Care
Average billable census—same store (2)	32,734	33,592	32,721	33,833
Average billable census—acquisitions	4,936	1,343	4,983	1,343
Average billable census total (2)	37,670	34,935	37,704	35,176
Billable hours (in thousands)	7,007	6,049	19,865	17,685
Average billable hours per census per month	61.5	57.7	58.2	55.9
Billable hours per business day	107,793	93,054	101,351	90,692
Revenues per billable hour	$18.31	$17.95	$18.27	$17.74

Hospice
Admissions	393	—	643	—
Average daily census	520	—	528	—
Average length of stay	145.4	—	146.1	—
Patient days	47,679	—	80,279	—
Revenue per patient day	$149.25	$—	$146.55	$—

Home Health
New Admissions	653	—	1,041	—
Recertifications	616	—	985	—
Total Volume	1,269	—	2,026	—
Visits	21,774	—	34,631	—

Percentage of Revenues by Payor:

Personal Care
State, local and other governmental programs	57.5%	63.6%	58.7%	64.8%
Managed care organizations	35.3	34.0	35.0	32.5
Private duty	4.3	1.8	4.1	2.0
Commercial	1.5	0.6	1.2	0.7
Other	1.4	—	1.0	—

Hospice
Medicare	93.8%	—%	93.8%	—%
Managed care organizations	6.0	—	6.1	—
Other	0.2	—	0.1	—

Home Health
Medicare	90.2%	—%	91.0%	—%
Managed care organizations	9.1	—	8.3	—
Other	0.7	—	0.7	—

(1)

We define Adjusted EBITDA as net income before interest expense, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)	Exited sites would have reduced same store census for the three months ended September 30, 2017 by 68 and the nine months ended September 30, 2017 by 197.

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ADUS Announces Third-Quarter 2018 Financial Results

November 5, 2018

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (amounts in thousands, except per share data) (Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$3,546	$3,408	$12,701	$10,366
Interest expense, net	1,430	840	3,621	2,255
Interest income from Illinois	—	—	(2,253)	—
Secondary offering costs	65	—	65	—
Write off debt issuance costs	—	—	—	1,323
Gain on sale of adult day service centers	—	—	—	(2,065)
Other non-operating income	—	(64)	—	(165)
Income tax expense	927	1,623	3,287	4,908
Depreciation and amortization	2,535	1,781	6,676	4,811
M&A expenses	1,666	692	3,198	1,343
Stock-based compensation expense	1,105	727	2,961	1,818
Restructure charges	246	507	740	551
Severance and other costs	31	98	610	992

Adjusted EBITDA	$11,551	$9,612	$31,606	$26,137

Reconciliation of Adjusted Net Income to Net Income: (2)
Net income	$3,546	$3,408	$12,701	$10,366
Interest income from Illinois, net of tax	—	—	(1,790)	—
Gain on sale of adult day service centers, net of tax	—	—	—	(1,320)
Write off debt issuance costs, net of tax	—	—	—	909
M&A expenses, net of tax	1,350	457	2,566	923
Stock-based compensation expense, net of tax	895	480	2,368	1,250
Restructuring charges, net of tax	199	335	591	372
Severance and other costs, net of tax	25	65	488	669

Adjusted Net Income	$6,015	$4,745	$16,924	$13,169

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (3)
Net income per diluted share	$0.28	$0.29	$1.06	$0.89
Interest income from Illinois per diluted share	—	—	(0.15)	—
Write off debt issuance costs per diluted share	—	—	—	0.09
Gain on sale of adult day service centers per diluted share	—	—	—	(0.12)
M&A expenses per diluted share	0.11	0.04	0.21	0.08
Restructure charges per diluted share	0.02	0.04	0.05	0.03
Severance and other costs per diluted share	—	0.01	0.04	0.06
Stock-based compensation expense per diluted share	0.07	0.04	0.20	0.10

Adjusted net income per diluted share	$0.48	$0.42	$1.41	$1.13

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)
Net service revenues	$137,631	$108,592	$378,315	$313,758
Revenues associated with the closure of certain sites	(0)	(87)	2	(1,340)

Adjusted net service revenues	$137,631	$108,505	$378,317	$312,418

(1)

We define Adjusted EBITDA as earnings before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure expenses, severance and other costs and gain on the sale of ADS. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)

We define Adjusted Net Income as net income before interest income from the state of Illinois, M&A expenses, stock-based compensation expense, restructure expenses, severance and other costs and gain on the sale of ADS. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted diluted earnings per share as earnings per share, adjusted for interest income from the State of Illinois, M&A expenses, stock compensation expense and restructure expense, severance and other costs and gain on the sale of ADS. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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